As filed with the Securities and Exchange Commission on December 28, 2005

Registration No. 333-125223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.
(Exact name of registrant as specified in its charter)

Bermuda	22-3802649
(State or jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

Perryville Corporate Park,
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Fries Gardner
c/o Foster Wheeler Inc.
Perryville Corporate Park,
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tracy Kimmel
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
(212) 556-2100

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(C), MAY DETERMINE.

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

     Foster Wheeler, Ltd., a Bermuda company (“Foster Wheeler”), filed a registration statement on Form S-3 (File No. 333-125223) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on May 25, 2005, registering up to 9,941,292 common shares, par value US$0.01 per share (the “Common Shares”) to be offered by Foster Wheeler from time to time upon the exercise of up to 4,152,914 of its Class A Warrants and 40,771,560 of its Class B Warrants (collectively, the “Warrants”) and an indeterminate number of additional Common Shares that may be issuable by reason of the anti-dilution provisions contained in the warrant agreement described in the prospectus contained in the Registration Statement. The Commission declared the Registration Statement effective on June 27, 2005.

     In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, Foster Wheeler files this Post-Effective Amendment No. 1 to remove from registration all of the Common Shares that remain unsold under the Registration Statement as of the date hereof. Accordingly, Foster Wheeler hereby deregisters the 9,473,806 Common Shares that are covered by the Registration Statement and remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 28, 2005.

FOSTER WHEELER LTD.

By:	/s/ Lisa Fries Gardner

Lisa Fries Gardner
Vice President and Secretary